Exhibit 10.2

INDEMNIFICATION AND HOLD HARMLESS AGREEMENT

THIS INDEMNIFICATION AND HOLD HARMLESS AGREEMENT (this “Agreement”) is made as of April 12, 2009, by and between Whole Foods Market, Inc., a Texas corporation (the “Company”), Whole Foods Market Services, Inc., Whole Foods Market Group, Inc., and Mrs. Gooch’s Natural Food Markets, Inc. (collectively, the “Subsidiaries”), and                      (“Indemnitee”).

WHEREAS, in order to incentivize Indemnitee to serve, or to continue to serve, as a director, officer or agent of the Company, one of its subsidiaries, affiliates or regions (in any such case, the “Service”), the Company has agreed to indemnify Indemnitee as set forth below;

NOW, THEREFORE, in consideration of the foregoing and certain other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Indemnification. Effective as of the original date of Indemnitee’s beginning Service, the Company and the Subsidiaries shall indemnify Indemnitee and hold Indemnitee harmless if the Indemnitee is a party or participant (including non-party witness or otherwise) or is threatened to be made a party or participant (including non-party witness or otherwise) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and in any appeal in such action, suit or proceeding, and in any inquiry or investigation that could lead to such an action, suit or proceeding, against any and all liabilities, obligations (whether known or unknown, or due or to become due or otherwise), judgments, fines, fees, penalties, interest obligations, deficiencies, other actual losses (for example, verifiable lost income related to time spent defending such claim or action) and reasonable expenses (including, without limitation, amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and excise taxes and penalties ) incurred or suffered by Indemnitee in connection with such action, suit or proceeding arising out of or pertaining to any actual or alleged action or omission which arises out of or relates to the fact that Indemnitee is or was serving as a director or officer of the Company or at the request of the Company as a director, officer, trustee, employee, or agent of or in any other capacity for another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (including any region of the Company), to the fullest extent permitted by applicable law or the Company’s Articles of Incorporation and Bylaws, each as amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide the same or broader indemnification rights than permitted prior thereto) (each such liability, obligation, judgment, fine, fee, penalty, interest obligation, deficiency, other actual losses, and reasonable expenses being referred to herein as a “Loss,” and collectively, as “Losses”). Any Loss incurred by Indemnitee shall be paid by the Company to Indemnitee on a regular monthly basis. This indemnity applies even if the Indemnitee caused the Loss through his or her negligence, strict liability, other fault or otherwise; however, if it is determined by final judicial decision from which there is no further right to appeal that indemnification of the Indemnitee under this Agreement or otherwise is not permitted by applicable law (any such Loss, a “Non-Indemnification Loss”), Indemnitee shall repay to the Company within forty-five (45) days of the issuance of such final judicial decision the amount of such Now-Indemnification Loss paid on behalf of Indemnitee hereunder that is so determined not to be permitted. The indemnification rights provided hereby to Indemnitee shall continue even though he or she may have ceased to be a director, officer, trustee, employee, or agent of or in any other capacity for the applicable entity.

2. Notice and Coverage Prior to Notice. Indemnitee shall give notice (the “Notice”) to the Company within five days after actual receipt of service or summons related to any action begun in respect of which indemnity may be sought hereunder or actual notice of assertion of a claim with respect to which he seeks indemnification; provided, however, that the Indemnitee’s failure to give such notice to the Company within such time shall not relieve the Company from any of its obligations under Section 1 of this Agreement except to the extent the Company has been materially prejudiced by Indemnitee’s failure to give such notice within such time period. Upon receipt of the Notice, the Company shall assume the defense of such action, whereupon the Indemnitee shall not be liable for any reasonable fees or expenses of counsel for Indemnitee or any other Losses incurred with respect to the matters set forth in the Notice and the Company shall reimburse the Indemnitee for all reasonable expenses related to the action or claim incurred by the Indemnitee prior to the Indemnitee’s giving of the Notice. Notwithstanding the foregoing, Indemnitee shall be entitled to retain counsel and shall be reimbursed in full for all of the fees and expenses of such counsel in the event that (i) the Company fails to assume the defense of Indemnitee when it is required to do so hereunder, (ii) counsel proposed by the Company in fulfillment of its indemnification obligations hereunder is not reasonably acceptable to the Indemnitee or (iii) there is a potential conflict of interest among Indemnitee and one or more other persons or entities represented by counsel proposed by the Company in fulfillment of its indemnification obligations hereunder. Any reimbursement of expenses or fees made to Indemnitee pursuant to this paragraph will be made as soon as practicable following Indemnitee’s substantiation of the amount and type of expenses and fees so incurred but in no event later than the last day of the Indemnitee’s taxable year following the taxable year in which the expense was incurred. The amount of expenses and fees reimbursed to Indemnitee during a given taxable year of Indemnitee shall not impact the amount of such expenses and fees that may be reimbursed pursuant to this paragraph during any subsequent taxable year of Indemnitee and such right to reimbursement is not subject to liquidation or exchange for another benefit.

3. Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any rights that Indemnitee may have under the Company’s governance documents (e.g. Articles of Incorporation, By-laws, etc.), applicable law, any agreement, a vote of stockholders or a resolution of directors, or otherwise and shall survive any termination, resignation, death or other dismissal of Indemnitee.

4. Insurance. To the extent the Company maintains, at its expense, an insurance policy or policies providing liability insurance with respect to the acts or omissions covered by this Agreement, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available there under.

5. Payment. The Company shall not be liable to Indemnitee under this Agreement to make any payment in connection with any claim against Indemnitee to the extent the Indemnitee has otherwise actually received, and is entitled to retain, payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder. Notwithstanding the foregoing, the Company, the Subsidiaries and Indemnitee agree that Indemnitee has no obligation to pursue or exhaust any remedy against any third party, other than to reasonably cooperate with the Company and its insurer.

6. Enforceability. The indemnification contained in this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation, liquidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs and personal and legal representatives.

7. Binding Obligation. If this Agreement or any portion hereof shall be found to be invalid on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless Indemnitee, as to costs, charges and expenses (including court costs and attorneys’ fees), judgments, fines, penalties and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and in any appeal in such action, suit or proceeding, and in any inquiry or investigation that could lead to such an action, suit or proceeding, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

8. Governing Law; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of laws. The parties agree that any litigation directly or indirectly relating to this Agreement must be brought before and determined by a court of competent jurisdiction within Travis County, Texas, and the parties hereby agree to waive any rights to object to, and hereby agree to submit to, the jurisdiction of such courts.

9. Right to Sue; Attorneys’ Fees and Costs. If a claim by Indemnitee for payment of Losses hereunder is not paid in full by the Company within five (5) days after a written claim has been delivered to the Company, Indemnitee may at any time thereafter bring suit against the Company and/or the Subsidiaries to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, Indemnitee shall be entitled to be paid also the reasonable costs and expenses of prosecuting such suit. Any such payment of costs and expenses will be made as soon as practicable following the issuance of the final judgment in such suit but in no event later than the last day of the Indemnitee’s taxable year following the taxable year in which the costs and expenses were incurred. The amount of costs and expenses reimbursed to Indemnitee during a given taxable year of Indemnitee shall not impact the amount of such costs and expenses that may be reimbursed pursuant to this paragraph during any subsequent taxable year of Indemnitee and such right to reimbursement is not subject to liquidation or exchange for another benefit. In any suit brought by Indemnitee to enforce any right hereunder (including, without limitation, the right to indemnification), the burden of proving that Indemnitee is not entitled to such right shall be borne by the Company. If a claim by the Company for repayment of any Non-Indemnification Losses previously paid on behalf of Indemnitee hereunder is not repaid in full to the Company within forty-five (45) days after such ruling has been delivered to Indemnitee, the Company may at any time thereafter bring suit against the Indemnitee to recover the unpaid amount.

10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of each party to this Agreement.

11. Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto.

12. Facsimile and Counterpart Signature. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument, but only one of which need be produced.

13. Enforcement. The Company and the Subsidiaries each expressly confirms and agrees that it has entered into this Agreement on behalf of themselves and assumed the obligations imposed on them hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

14. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company and/or the Subsidiaries, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, taxes, penalties, excise taxes, amounts paid or to be paid in settlement and/or for costs and expenses (collectively “Expenses”), in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such action, suit or proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such action, suit or proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). The amounts so contributed will be paid to Indemnitee as reimbursement for such Expenses as soon as practicable following Indemnitee’s substantiation of the amount of such Expenses but in no event later than the last day of the Indemnitee’s taxable year following the taxable year in which the expense was incurred. The amount of Expenses reimbursed to Indemnitee during a given taxable year of Indemnitee shall not impact the amount of such Expenses that may be reimbursed pursuant to this paragraph during any subsequent taxable year of Indemnitee and such right to reimbursement is not subject to liquidation or exchange for another benefit.

15. Severability. In the event that any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, that to the extent permitted by applicable law, any invalid, illegal or unenforceable provision may be considered for the purpose of determining the intent of the parties in connection with the other provisions of this Agreement.

16. [Green Indemnitees. The Company hereby acknowledges that any Indemnitee who is a nominee of Leonard Green & Partners, L.P. and certain of its affiliates (each, a “Green

Indemnitee”) has certain rights to indemnification, advancement of expenses and/or insurance provided by Leonard Green & Partners, L.P. and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first report (i.e., its obligations to any Green Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Green Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by any Green Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or the Certificate of Incorporation or Bylaws of the Company (or any other agreement between the Company and any Green Indemnitee), without regard to any rights any Green Indemnitee may have against the Fund Indemnitors, and, (iii) that irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Green Indemnitee with respect to any claim for which Indemnittee has sought indemnification from the Company shall affect the Foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent such advancement or payment to all of the rights of recovery of any Green Indemnitee against the Company. The Company and any Green Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 16.] [Include, as appropriate.]

17. Section 409A. The parties acknowledge and agree that the indemnification provisions herein are intended to constitute an indemnification plan within the meaning of Treasury Regulation Section 1.409A-1(b)(10) that does not provide for a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) with respect to any “bona fide claim” (as described in Treasury Regulation Section 1.409A-1(b)(10)) involving the actions or failures to act by the Indemnitee in his capacity as a service provider to the Company and its Subsidiaries. Notwithstanding the foregoing, in the event that any provisions herein are determined to provide for any deferral of compensation that is subject to Section 409A, such provisions are intended to comply with Section 409A and shall be interpreted accordingly.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Company:

Whole Foods Market, Inc.

By:
Name:
Title:

Subsidiaries:

Whole Foods Market Services, Inc.

By:
Name:
Title:

Whole Foods Market Group, Inc.

By:
Name:
Title:

Mrs. Gooch’s Natural Food Markets, Inc.

By:
Name:
Title:

Indemnitee:

Name: